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                                                                      EXHIBIT 16


                          [ARTHUR ANDERSEN LETTERHEAD]



January 22, 1998


Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:  Crescent Operating, Inc. (Registrant) - Form 8-K

Gentlemen:

We have read Item 4 included in the attached Form 8-K dated January 22, 1998, of Crescent Operating, Inc. to be filed with the Securities and Exchange Commission, and are in agreement with the statements contained therein.

Very truly yours,

/s/ ARTHUR ANDERSEN LLP


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